Exhibit 10.30

June 2, 2010

Dr. Nassir F. Marrouche

3293 Niblick Drive

Park City, UT 84098

Re:	Cardiac EP Business Participation Plan Award Agreement

Dear Nassir:

This letter (this “Letter Agreement”) sets forth the agreement between you and SurgiVision, Inc., a Delaware corporation (the “Company”), regarding the terms upon which you are eligible to receive a payment (the “Liquidity Payout”) pursuant to the Company’s Cardiac EP Business Participation Plan (the “Plan”), a copy of which is attached hereto and the terms of which are incorporated herein. This Letter Agreement is in addition to, and not in substitution for, any other agreement between you and the Company.

1. Participation Interest. As contemplated by the Plan, you are hereby awarded a six and 60/100ths percent (6.60%) Participation Interest, subject to adjustment as provided in Section 3.4 of the Plan.

2. Plan Governs. You acknowledge receipt of a copy of the Plan and agree to be bound by all the terms and provisions thereof. The terms of this Letter Agreement are governed by and are subject to the terms of the Plan, and in the case of any inconsistency between the terms of this Letter Agreement and the terms of the Plan, the terms of the Plan will govern.

3. Definitions. For purposes of this Letter Agreement, capitalized terms not expressly defined herein will have the meanings ascribed to those terms in the Plan.

4. Amendments. At any time prior to the consummation of a Liquidity Event, the Company may amend or alter the terms of this Letter Agreement and/or the Plan; provided, however, that any such amendment or alteration that impairs your rights under this Letter Agreement or the Plan will require your prior consent.

5. Non-Transferable. You acknowledge and agree that your rights under this Letter Agreement may not be transferred, conveyed, encumbered or assigned, whether voluntarily or involuntarily.

6. Counterparts. This Letter Agreement may be executed in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

Dr. Nassir F. Marrouche

June 2, 2010

If this Letter Agreement sets forth our agreement on the subject matter hereof, kindly sign and return this letter to the Company.

Sincerely,

SURGIVISION, INC.

By:	/s/ Kimble L. Jenkins
Kimble L. Jenkins
Chief Executive Officer and President

Agreed to as of this 3rd day of June, 2010.

/s/ Nassir F. Marrouche
Nassir F. Marrouche